SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 2, 2001



                          LINEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     0-14864                  94-2778785
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)

                                 (408) 432-1900
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         Effective January 2, 2001, the Registrant has changed its state of incorporation from California to Delaware. This change in its state of incorporation was approved by the holders of a majority of the Registrant's outstanding shares of Common Stock at the Registrant's annual meeting of shareholders on November 8, 2000.

         Upon reincorporation in the State of Delaware, the Registrant merged into and is continuing its business as a Delaware corporation. The reincorporation will not result in any change in the Registrant's name, business, assets or liabilities, will not cause the Registrant's corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees.

         Shareholders will not be required to undertake a mandatory exchange of the Registrant's shares. Certificates for the Registrant's shares will automatically represent an equal number of shares in the Delaware corporation upon completion of the merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.



         Exhibit
          Number                            Description
          ------                            -----------

         2.1               Agreement  and Plan of Merger  of  Linear  Technology
                           Corporation,  a  Delaware  corporation,   and  Linear
                           Technology Corporation, a California corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           LINEAR TECHNOLOGY CORPORATION
                           (Registrant)


Date: December 22, 2000    By: /s/ Paul Coghlan
      ------------------   ---------------------------------------------------
                           Paul Coghlan
                           Vice President, Finance and Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit
          Number                           Description
          ------                           -----------

         2.1               Agreement  and Plan of Merger  of  Linear  Technology
                           Corporation,  a  Delaware  corporation,   and  Linear
                           Technology Corporation, a California corporation.


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